UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

Catcher Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39526 Charlestown Pike

Hamilton, Virginia 20158

(Address of Principal Executive Offices, including zip code)

(540) 882-3087

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2006, Catcher, Inc. (“Catcher”), the wholly owned operating subsidiary of Catcher Holdings, Inc. (the “Company”), entered into a Separation and Release Agreement with John Sutton, Catcher’s Vice President – Engineering. The Separation Agreement provides Mr. Sutton with certain benefits in exchange for, among other things, the receipt of a general release of claims against Catcher and the Company. Pursuant to the terms of the Separation Agreement, Catcher agreed to pay Mr. Sutton $55,000 in separation pay and to pay for up to four (4) months of health insurance coverage for Mr. Sutton.

The description of the terms of Catcher’s agreement with Mr. Sutton is qualified in its entirety by reference to the Separation and Release Agreement which is filed with this current report as Exhibit 10.30.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.30	Separation and Release Agreement, dated as of August 31, 2006 by and between Catcher, Inc. and John Sutton.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHER HOLDINGS, INC.

September 6, 2006	By:	/s/ CHARLES SANDER
Charles Sander
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.30	Separation and Release Agreement, dated as of August 31, 2006 by and between Catcher, Inc. and John Sutton.

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